UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 14, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Monarch National Insurance Company (“Monarch”), whose indirect parent, Monarch Delaware Holdings LLC, is a 42.4% consolidated subsidiary of Federated National Holding Company (the “Company”), has been notified by the Florida Office of Insurance Regulation (the “Florida OIR) that the Florida OIR has approved Monarch’s requested rate decrease for its homeowners' insurance program within the State of Florida. The rate decrease, which is effective April 15, 2016, will result in an average premium decrease of approximately 11.9% statewide for new and renewal business.  The Company believes that this rate decrease will make Monarch more competitive in the Florida homeowners’ market; it is not possible at this time, however, to assess the possible impact of this rate decrease on the Company’s results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: April 14, 2016	By: /s/ Peter J. Prygelski III
Name: Peter J. Prygelski III
Title: Chief Financial Officer (Principal Accounting and Financial Officer)